UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2006

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The registrant and Lawrence R. Moreau entered into a letter agreement dated April 21, 2006 in connection with Mr. Moreau’s decision not to stand for re-election to the registrant’s Board of Directors. Mr. Moreau’s term as a director will expire at the 2006 annual meeting of stockholders, which is scheduled to be held on May 31, 2006. Pursuant to the letter agreement, upon the expiration of his term on May 31, 2006, the registrant will pay Mr. Moreau a lump sum of $30,000, which is equivalent to the amount that Mr. Moreau would have been paid for serving as the chair of the registrant’s audit committee and for attendance at regular meetings of the Board of Directors if Mr. Moreau had remained as a director and audit committee chair through May 31, 2007. In addition, the vesting of Mr. Moreau’s option to purchase 50,000 shares of common stock of the registrant will be accelerated in full. The option will be exercisable for a period of 12 months, commencing on May 31, 2006. Mr. Moreau and the registrant have also released claims against one another as set forth in the letter agreement.

The description of the letter agreement set forth above is qualified in its entirety by reference to the actual terms of the letter agreement, which is filed as Exhibit 99.1 to this current report and is incorporated herein by this reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On April 21, 2006, Mr. Moreau notified the registrant of his decision not to stand for re-election to the registrant’s Board of Directors when his term expires at the annual meeting of stockholders scheduled to be held on May 31, 2006.

Item 8.01	Other Events.

On April 24, 2006, the registrant received a letter from the NASDAQ Listing Qualifications Panel notifying the registrant that following a hearing held on April 12, 2006, the panel granted the registrant’s request for continued listing on the NASDAQ National Market, provided that (i) the registrant informs the panel on or before June 1, 2006 that it has held its annual meeting of stockholders and obtained approval of a reverse stock split at such meeting, and (ii) the registrant achieves a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days on or before June 15, 2006. The panel may require the registrant to evidence a closing bid price of at least $1.00 per share for a period in excess of ten consecutive trading days, by considering four factors: (i) the amount by which the bid price is above the $1.00 minimum, (ii) the trading volume, (iii) the market maker montage, and (iv) the trend of the stock price. The panel reserves the right to reconsider its decision based on any event, condition, or circumstances that would make continued listing of the registrant’s securities inadvisable or unwarranted.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Letter agreement dated April 21, 2006 between Lawrence R. Moreau and the registrant.

Forward Looking Statements

Except for historical information contained in this current report and the exhibit hereto, the matters set forth in this current report contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with any further action the NASDAQ Listing Qualifications Panel may take with respect to the registrant’s request for continued listing on the NASDAQ National Market, the registrant’s ability to obtain shareholder approval of a reverse stock split on or before June 1, 2006, the registrant’s ability to achieve and maintain a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days on or before June 15, 2006, and other risks described from time to time in the registrant’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speaks only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: April 26, 2006	By:	/s/ Harry Stylli
Harry Stylli President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Letter agreement dated April 21, 2006 between Lawrence R. Moreau and the registrant.